Exhibit 99.1

Finance of America Companies Chief Executive Officer Patricia L. Cook to Retire on June 30

Cook Announces Decision to Retire to Focus on Her Health

Finance of America President Graham Fleming Appointed Interim-CEO

PLANO, Texas (June 13, 2022) - Finance of America Companies Inc. (NYSE: FOA) (the “Company”), a high growth consumer lending and services platform, today announced that Patricia L. Cook has informed the Board of Directors that she will step down from her role as Chief Executive Officer on June 30, 2022 to focus on her health as she attends to an existing medical condition.

In February 2022, Ms. Cook announced her plans to retire while remaining with the Company until her replacement was identified. Given that the Chief Executive Officer search remains in progress, the Board of Directors has appointed Company President Graham A. Fleming as interim-Chief Executive Officer effective July 1, 2022. Mr. Fleming will continue to serve as President of the Company during this interim period where he oversees the Company’s Forward, Reverse, Commercial and Home Improvement lending segments, as well as Lender Services. Prior to his current role, Mr. Fleming served as Chief Administrative Officer, overseeing Finance, Treasury, Risk, Compliance and Corporate Administration.

Ms. Cook said: “After careful consideration of the impact of ongoing medical treatment, I have decided that the best course of action is for me to devote my energy to staying healthy. I have the utmost confidence that Graham and Finance of America’s leadership team will continue to drive the execution of the long-term growth strategy that we’ve put in place.”

Brian L. Libman, Chairman of the Board of Directors, said, “Patti is the epitome of professionalism and tenacity. Her contributions to Finance of America and her impact on the Company’s vision and culture will forever be woven into the fabric of who we are and what we want to be. She’s a force for good. On behalf of the Board, I wish Patti the best of luck in her retirement and, importantly, with her health.”

“I am humbled that the Board has appointed me as interim-CEO,” said Mr. Fleming. “I am committed to carrying out Finance of America’s vision that Patti helped architect as we continue the process of identifying our CEO.”

About Finance of America Companies

Finance of America (NYSE: FOA) is a dynamic consumer lending platform that provides customers at various stages in life with access to a diverse range of flexible, end-to-end home financing and home equity solutions. Product offerings include mortgages, reverse mortgages, and loans to residential real estate investors distributed across retail, third-party network, and digital channels. In addition, Finance of America offers complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. The Company is headquartered in Plano, TX. For more information, please visit www.financeofamerica.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors, including those set forth in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations Contact: pr@financeofamerica.com

Investor Relations Contact: ir@financeofamerica.com